Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2015 with respect to the consolidated financial statements for the year ended December 31, 2014 of EnerJex Resources, Inc., which are incorporated by reference in this Registration Statement on Form S-1. We consent to the incorporation by reference in the Registration Statement on Form S-1 of the aforementioned report, and to the use of our name as it appears under the caption "Expert."

/s/ RBSM, LLP

RBSM, LLP

Leawood, Kansas

June 18, 2015